UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

                             Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 29, 2004

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events

Effective March 31, 2004, Landstar System, Inc. (“Landstar”) decreased its retained liability for individual commercial trucking claims from up to $10,000,000 per occurrence to up to $5,000,000 per occurrence

Potential liability associated with accidents in the trucking industry is severe and occurrences are unpredictable.  Landstar retains liability, after giving effect to the decrease of its retained liability described above, for individual commercial trucking claims incurred subsequent to March 30, 2004, up to $5,000,000 per occurrence.  For commercial trucking claims incurred from June 19, 2003 through March 30, 2004, Landstar retains liability up to $10,000,000 per occurrence.  For commercial trucking claims incurred from May 1, 2001 through June 18, 2003, Landstar retains liability up to $5,000,000 per occurrence.  For commercial trucking claims incurred prior to May 1, 2001, Landstar retains liability up to $1,000,000 per occurrence.  A material increase in the frequency or severity of accidents or the unfavorable development of existing claims could be expected to materially adversely affect Landstar’s results of operations.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: March 29, 2004	/s/ Robert C. LaRose
Robert C. LaRose
Vice President, Chief Financial
Officer and Secretary

RCL/sm